STIFEL FINANCIAL CORP.
Form 8-K Dated January 9, 2007
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza | 501 North Broadway | St. Louis, MO 63102 | (314) 342-2000

STIFEL FINANCIAL CORP. ANNOUNCES AGREEMENT TO PURCHASE
RYAN BECK FROM BANKATLANTIC BANCORP

St. Louis, Missouri, January 9, 2007 - Stifel Financial Corp. (NYSE: SF) announced today that it has entered into a definitive agreement with BankAtlantic Bancorp, Inc. (NYSE: BBX) to acquire its wholly owned subsidiary, Ryan Beck Holdings, Inc. ("Ryan Beck"). Through its subsidiaries, including Ryan Beck & Co., Inc., Ryan Beck provides financial advice and innovative solutions to individuals, institutions, and corporate clients through the activities of approximately 1,000 employees in 40 offices located in 14 states. The transaction is expected to close during the first quarter of 2007.

The principal economic terms of the transaction are as follows:

  Initial consideration consisting of approximately 2,531,000 shares of Stifel common stock. At closing, Stifel may substitute an amount of cash in lieu of up to approximately 150,000 shares.

  Five-year warrants to purchase up to 500,000 shares of Stifel's common stock, at an exercise price of $36.00 per share.

  Contingent earn-out payments as follows:

    A contingent payment based on defined revenues attributable to specified individuals in Ryan Beck's existing private client division over the two-year period following closing. Assuming such individuals achieve their 2006 revenues annually during the earn-out period, the private client earn-out would approximate $20 million. This earn-out is capped at $40 million.

    A second contingent payment based on defined revenues attributable to specified individuals in Ryan Beck's existing investment banking division. The investment banking earn-out is equal to 25% of the amount of investment banking fees over $25 million for each of the next two years.

    Each of the contingent earn-out payments is payable, at Stifel's election, in cash or common stock.

The number of Stifel shares to be issued in the transaction was determined based upon Ryan Beck's November 30, 2006, net book value of approximately $91.1 million and utilizing a Stifel stock price of $36 per share (approximating the stock price during the period of negotiations).

In addition to the transaction consideration described above, Stifel has agreed to establish a retention program valued at approximately $42 million. Stifel will seek shareholder approval to increase the number of shares available under its shareholder equity plans for such retention programs, as well for the warrants described above and the earn-out consideration, in the event Stifel elects to pay that amount in shares of its common stock. In the event shareholder approval to issue the warrants is not obtained before June 30, 2007, Stifel would substitute $20 million in cash.

"The combination of Stifel Nicolaus and Ryan Beck represents a perfect strategic fit. By adding this talented group of professionals, we meet our goal of expanding in the East and Southeast, where we began to build a presence through our successful acquisition and integration of the Legg Mason Capital Markets Group last year," commented Ronald J. Kruszewski, chairman and chief executive officer of Stifel Financial Corp. and Stifel, Nicolaus & Company, Incorporated.

"Stifel Nicolaus is precisely the type of organization with which we were looking to partner," said Ben A. Plotkin, Ryan Beck chairman and chief executive officer. "These two well established regional broker-dealers share similar business models and culture. We are expecting the transaction to be extremely positive for our clients and producers."

The definitive merger agreement contains certain customary representations, warranties, and covenants on the part of Stifel, BankAtlantic Bancorp, and Ryan Beck, and the consummation of the transaction is subject to a number of customary closing conditions and the approval of all required governmental and other regulatory entities.

Citigroup Corporate and Investment Banking acted as exclusive financial advisor to Stifel Financial. Bryan Cave LLP acted as legal counsel to Stifel Financial.

Conference Call Information

Stifel Financial Corp. will hold a conference call January 9, 2007, at 11:00 a.m. EST. This call will be webcast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the conference ID #5728453.

About The Companies:

Stifel Nicolaus

    Founded in 1890, Stifel Nicolaus is one of the largest middle-market regional investment banks

    Approximately 1,800 employees in over 131 offices throughout the U.S. and 3 in Europe

    Corporate headquarters in St. Louis and Capital Markets headquarters in Baltimore

    Highly Regarded Private Client Group with 730 investment executives managing more than $32 billion in Client Assets

    Broad Institutional Equity and Fixed Income origination and distribution capabilities

    One of the largest domestic Equity Research franchises off Wall Street

    Extensive Investment Banking platform with broad industry coverage

    Management and employees own approximately 58% of the firm

    Fully diluted market capitalization in excess of $500 million

Ryan Beck

    Founded in 1946, now wholly owned by BankAtlantic Bancorp (NYSE: BBX)

    Corporate headquarters in Florham Park, New Jersey

    Highly regarded Private Client Group with approximately 400 financial consultants, principally in the Mid-Atlantic region, manage over $19 billion in Client Assets

    Leader in financial institutions investment banking

    Recognized capabilities in fixed income and equity research

Forward-Looking Statements
This press release contains certain forward-looking statements, including without limitation, the statements regarding the completion of the acquisition of Ryan Beck Holdings, Inc., Ryan Beck's business and financial outlook and the benefits to Stifel of the acquisition of Ryan Beck. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially, including risks to the closing of the acquisition. Stifel is also subject to the risks described in its reports to the Securities and Exchange Commission. Stifel does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

Additional Information and Where to Find it

Stifel intends to file a definitive proxy statement and related materials concerning the issuance of warrants described above and furnish the definitive proxy statement to Stifel's shareholders. Shareholders of Stifel are advised to read the proxy statement when it is finalized and distributed, because it will contain important information. Shareholders of Stifel will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC's web site at http://www.sec.gov. Shareholders of Stifel will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to James M. Zemlyak, Stifel Financial Corp., 501 North Broadway, St. Louis, MO 63102, or by calling (800) 488-0970.

Participants in the Solicitation

Stifel and certain of its directors and officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its shareholders in connection with the proposed warrant issuance. Information concerning the interests of the persons who may be considered "participants" in the solicitation will be set forth in Stifel's proxy statement relating to the proposed warrant issuance. Additional information concerning Stifel's directors and executive officers is set forth in Stifel's proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

Stifel Information

Stifel Nicolaus provides securities brokerage, investment banking, trading, research, investment advisory, and related financial services, primarily to individual investors, professional money managers, businesses, and municipalities. Stifel Nicolaus is the largest subsidiary of Stifel Financial Corp. and is a member of SIPC and listed on the New York Stock Exchange under the symbol "SF." To learn more about Stifel, please visit the company's web site at www.stifel.com.

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For further information, contact
James M. Zemlyak, Chief Financial Officer
(314) 342-2228